UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

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(Rule 14a-101)

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The Dixie Group, Inc.

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THE DIXIE GROUP, INC.
104 Nowlin Lane, Suite 101
Chattanooga, Tennessee 37421
(423) 510-7000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Dixie Group, Inc.:

The Annual Meeting of Shareholders of The Dixie Group, Inc. will be held at the Chattanoogan Hotel, Chattanooga, Tennessee, on May 1, 2012 at 8:00 a.m., Eastern Time, for the following purposes:

1.	To elect nine individuals to the Board of Directors for a term of one year each;

2.	To approve material terms of the performance goals for awards under the Company's 2012 - 2017 Incentive Compensation Plan;

3.	To ratify appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2012; and

4.	Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

Only shareholders of record of the Common Stock and Class B Common Stock at the close of business on March 2, 2012, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

The Dixie Group, Inc.
Daniel K. Frierson
Chairman of the Board

Chattanooga, Tennessee
Dated: March 22, 2012

PLEASE READ THE ATTACHED MATERIAL CAREFULLY AND COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK AND CLASS B COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

Important Notice

Regarding Internet

Availability of Proxy Materials

for the

Annual Meeting of Shareholders

to be held on

May 1, 2012

The proxy statement and annual report to shareholders are available under "Annual Report and Proxy Materials" at www.thedixiegroup.com.

THE DIXIE GROUP, INC.
104 Nowlin Lane, Suite 101
Chattanooga, Tennessee 37421
(423) 510-7000

ANNUAL MEETING OF SHAREHOLDERS
May 1, 2012

PROXY STATEMENT

INTRODUCTION

The enclosed Proxy is solicited on behalf of the Board of Directors of the Company for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy will be mailed on or about March 22, 2012, to shareholders of record of the Company's Common Stock and Class B Common Stock as of the close of business on March 2, 2012.

At the Annual Meeting, holders of the Company's Common Stock, $3.00 par value per share (“Common Stock”), and Class B Common Stock, $3.00 par value per share (“Class B Common Stock”), will be asked to: (i) set the number of directors at nine and elect nine individuals to the Board of Directors for a term of one year each, (ii) approve the material terms of the performance goals for awards under the Company's 2012-2017 Incentive compensation Plan; (iii) ratify the appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2012, and (iv) transact any other business that may properly come before the meeting.

The Board of Directors recommends that the Company's shareholders vote (i) FOR electing the nine (9) nominees for director; (ii) FOR approving the material terms of performance goals for awards under the Company's 2012-2017 Incentive compensation Plan; and (iii) FOR ratifying the appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2012.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

The Board has fixed the close of business on March 2, 2012, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. In accordance with the Company's Charter, each outstanding share of Common Stock is entitled to one vote, and each outstanding share of Class B Common Stock is entitled to 20 votes, exercisable in person or by properly executed Proxy, on each matter brought before the Annual Meeting. Cumulative voting is not permitted. As of March 2, 2012, 12,032,541 shares of Common Stock, representing 12,032,541 votes, were held of record by approximately 1,750 shareholders (including an estimated 1,250 shareholders whose shares are held in nominee names, but excluding 802 participants in the Company's 401(k) Plan who may direct the voting of shares allocated to their accounts), and 872,644 shares of Class B Common Stock, representing 17,452,880 votes, were held by 14 individual shareholders, together representing an aggregate of 29,485,421 votes.

Shares represented at the Annual Meeting by properly executed Proxy will be voted in accordance with the instructions indicated therein unless such Proxy has previously been revoked. If no instructions are indicated, such shares will be voted (i) FOR electing the nine (9) nominees for director; (ii) FOR approving the terms of the performance goals for awards under the Company's 2012-2017 Incentive Compensation Plan; and (iii) FOR ratifying the appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2012.

Any Proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it by (i) delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, (ii) submitting a later-dated, properly executed Proxy, or (iii) revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to The Dixie Group, Inc., P.O. Box 25107, Chattanooga, Tennessee 37422-5107, Attention: Starr T. Klein, Secretary.

The persons designated as proxies were selected by the Board of Directors and are Daniel K. Frierson, J. Don Brock and John W. Murrey, III. The cost of solicitation of Proxies will be borne by the Company.

The presence, in person or by Proxy, of the holders of a majority of the aggregate outstanding vote of Common Stock and Class B Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In accordance with Tennessee law, Directors are elected by the affirmative vote of a plurality of the votes cast that are represented in person or by Proxy at the Annual Meeting.

Approval of the material terms of the performance goals of the Company's 2012-2017 Incentive Compensation Plan requires the affirmative vote of a majority of the votes present in person or by proxy at the Annual Meeting.

Ratification of the appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2012 will be approved if the votes properly cast favoring ratification exceed the votes cast opposing ratification.

Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered to be affirmative votes. Abstentions and broker non-votes will have no effect upon the election of a nominee for director, so long as such nominee receives any affirmative votes. For purposes of ratification of the appointment of Ernst & Young LLP, as independent registered public accountants, abstentions and broker non-votes will not be considered negative votes. Abstentions and broker non-votes will, however, have the effect of negative votes in determining whether a majority of the total votes cast has been obtained for approval of the material terms of the performance goals for awards under the Company's 2012-2017 Incentive Compensation Plan.

A copy of the Company's Annual Report for the year-ended December 31, 2011, is enclosed herewith.

The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, Proxies representing shares of Common Stock and Class B Common Stock will be voted in accordance with the best judgment of the proxy holders.

PRINCIPAL SHAREHOLDERS

Shareholders of record at the close of business on March 2, 2012, the Record Date, will be entitled to notice of and to vote at the Annual Meeting.

The following is information regarding beneficial owners of more than 5% of the Company's Common Stock or Class B Common Stock. Beneficial ownership information is also presented for (i) the executive officers named in the Summary Compensation Table; (ii) all directors and nominees; and (iii) all directors and executive officers, as a group, as of March 2, 2012 (except as otherwise noted).

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(2)		% of Class (1)
Daniel K. Frierson
111 East and West Road	Common Stock	1,037,178	(3)	7.98%
Lookout Mountain, TN 37350	Class B Common Stock	761,514	(3)(4)	87.27%

Paul K. Frierson
141 Brow Lake Road	Common Stock	173,097	(5)	1.42%
Lookout Mountain, GA 30750	Class B Common Stock	111,130	(5)	12.73%

Dimensional Fund Advisors, L.P.
1299 Ocean Avenue, 11th Floor	Common Stock	1,008,564	(8)	8.38%
Santa Monica, CA 90401	Class B Common Stock	—		—

RGM Capital, LLC
6621 Willow Park Drive, Suite 1	Common Stock	1,199,205	(6)	9.97%
Naples, FL 34102	Class B Common Stock	—		—

Royce & Associates, LLC
1414 Avenue of the Americas	Common Stock	1,125,342	(9)	9.35%
New York, NY 10019	Class B Common Stock	—		—

Robert E. Shaw
115 West King Street	Common Stock	1,400,000	(11)	11.64%
Dalton, GA 30722-1005	Class B Common Stock	—		—

T. Rowe Price Associates, Inc.
T. Rowe Price Small-Cap Value Fund, Inc.
100 E. Pratt Street	Common Stock	1,188,600	(7)	9.88%
Baltimore, MD 21202	Class B Common Stock	—		—

Wells Fargo & Company, on behalf of the following subsidiaries:
Wells Capital Management, Inc.
Wells Fargo Funds Management, LLC
420 Montgomery Street	Common Stock	865,024	(10)	7.19%
San Francisco, CA 94104	Class B Common Stock	—		—

Additional Directors and Executive Officers	Title of Class	Number of shares Beneficially Owned (1)		% of Class (1)
	Common Stock	57,170	(12)	*
J. Don Brock	Class B Common Stock	—		—

	Common Stock	52,635	(13)	*
Paul Comiskey	Class B Common Stock	—		—

	Common Stock	18,860	(14)	*
Walter W. Hubbard	Class B Common Stock	—		—

	Common Stock	41,160	(15)	*
Lowry F. Kline	Class B Common Stock	—		—

	Common Stock	133,612	(16)	*
D. Kennedy Frierson	Class B Common Stock	83,810		—

	Common Stock	38,370	(17)	*
John W. Murrey, III	Class B Common Stock	—		—

	Common Stock	—		—
Charles E. Brock	Class B Common Stock	—		—

	Common Stock	—		—
Hilda S. Murray	Class B Common Stock	—		—

All Directors, Named Executive Officers and	Common Stock	1,833,462	(18)	13.70%
Executive Officers as a Group (13 Persons) **	Class B Common Stock	872,644	(19)	100.00%

* Percentage of shares beneficially owned does not exceed 1% of the Class.

** The total vote of Common Stock and Class B Common Stock represented by the shares held by all directors and executive officers as a group is 19,286,342 votes or 62.54% of the total vote.

(1)
Under the rules of the Securities and Exchange Commission and for the purposes of these disclosures, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. The Class B Common Stock is convertible on a share-for-share basis into shares of Common Stock, and accordingly, outstanding shares of such stock are treated as having been converted to shares of Common Stock for purposes of determining both the number and percentage of class of Common Stock for persons set forth in the table who hold such shares.

(2)
Does not include 363,900 shares of Common Stock owned by The Dixie Group, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) for which Daniel K. Frierson and Paul K. Frierson are fiduciaries and for which T. Rowe Price Trust Company serves as Trustee. Participants in the 401(k) Plan may direct the voting of all shares of Common Stock held in their accounts, and the Trustee must vote all shares of Common Stock held in the 401(k) Plan in the ratio reflected by such direction. Participants may also direct the disposition of such shares. Accordingly, for purposes of these disclosures, shares held for participants in the 401(k) Plan are reported as beneficially owned by the participants.

(3)	Mr. Daniel K. Frierson's beneficial ownership of Common Stock and Class B Common Stock may be summarized as follows:

	Common Stock		Class B Common Stock
Held outright	—		381,219	(a)
Held by his wife	—		94,879	(c)
Held by his children, their spouses and grandchildren	46,006	(b)	143,257	(c)
Unvested restricted stock	21,927	(a)	136,673	(a)
Options to acquire Common Stock, exercisable within 60 days	203,077	(a)	—
Shares held in his Individual Retirement Account	3,567	(a)	—
Shares held in 401(k) Plan	1,087	(a)	—
Held as trustee of Rowena K. Frierson Charitable Remainder Unitrust	—		5,486	(a)
Deemed conversion of his Class B Common Stock	761,514		—
Total	1,037,178		761,514
a. Sole voting and investment power
b. Shared voting and investment power
c. Sole voting and shared investment power

(4)
The 761,514 includes 238,136 shares of Class B Common Stock are held subject to Shareholder's Agreement's among Daniel K. Frierson, his wife, their five children and respective family trusts, pursuant to which Daniel K. Frierson has been granted a proxy to vote such shares.

(5)	Mr. Paul K. Frierson's beneficial ownership of Common Stock and Class B Common Stock may be summarized as follows:

	Common Stock		Class B Common Stock
Held outright	33,453	(a)	94,069	(a)
Held by his wife	6,080	(c)	—
Options to acquire Common Stock, exercisable within 60 days	4,000	(a)	—
Shares held in his Individual Retirement Account	1,936	(a)	—
Held as Trustee of trust for benefit of Paul K. Frierson	5,486	(b)	17,061	(a)
Performance Units convertible into shares of Common Stock	11,012	(a)	—
Held as trustee of Rowena K. Frierson Charitable Remainder Unitrust	—		—
Deemed conversion of his Class B Common Stock	111,130		—
Total	173,097		111,130
(a) Sole voting and investment power
(b) Shared voting and investment power
(c) Sole voting and shared investment power

(6)
RGM Capital, LLC, has reported beneficial ownership of 1,199,205 shares of Common Stock. The reported information is based upon the Schedule 13F filed by them with the Securities and Exchange Commission on February 14, 2012.

(7)
T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. have reported beneficial ownership of an aggregate of 1,188,600 shares of Common Stock. T. Rowe Price Associates, Inc. reports having sole dispositive power for all 1,188,600 shares and sole voting power for 74,000 of such shares, while T. Rowe Price Small-Cap Value Fund, Inc. reports sole voting power for the remaining 1,114,600 of such shares. The reported information is based upon the Schedule 13G filed jointly by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. with the Securities and Exchange Commission on February 9, 2012.

(8)
Dimensional Fund Advisors, L.P. has reported beneficial ownership of an aggregate of 1,008,564 shares of Common Stock, as follows: 1,001,462 shares of Common Stock, for which it has sole voting power, and 1,008,564 shares of Common Stock for which it has sole dispositive power. The reported information is based upon the Schedule 13G filed by Dimensional Fund Advisors, L.P. with the Securities and Exchange Commission on February 14, 2012.

(9)
Royce & Associates LLC has reported beneficial ownership of 1,125,342 shares of Common Stock for which it has sole dispositive power and sole voting power. The reported information is based upon the Schedule 13G filed by Royce & Associates LLC with the Securities and Exchange Commission on January 11, 2012.

(10)
Wells Fargo & Company has reported the beneficial ownership of an aggregate of 865,024 shares of Common Stock, on behalf of the following subsidiaries: Wells Capital Management, Inc. and Wells Fargo Funds Management, LLC. It has reported sole power to vote 752,676 and sole power to dispose of 859,958 of such shares. The reported information is based on a Form 13G/A filed on January 24, 2012.

(11)
Robert E. Shaw has reported the beneficial ownership of 1,400,000 shares of Common Stock for which he has sole voting and sole dispositive power. The reported information is based upon the 13G filed by Mr. Shaw with the Securities and Exchange Commission on June 10, 2009.

(12)	Mr. Don Brock's beneficial ownership may be summarized as follows:

Common Stock, held outright	22,500
Options to acquire Common Stock, exercisable within 60 days	9,500
Performance Units, convertible into shares of Common Stock on retirement as a director	25,170
Total	57,170

(13)	Mr. Comiskey's beneficial ownership may be summarized as follows:

Common Stock, held outright	32,048
Unvested Restricted Stock	15,000
Held in 401(k) Plan	1,087
Exercisable Stock Options	4,500
Total	52,635

(14)	Mr. Hubbard's beneficial ownership may be summarized as follows:

Options to acquire Common Stock, exercisable within 60 days	8,000
Performance Units, convertible into shares of Common Stock on retirement as a director	10,860
Total	18,860

(15)	Mr. Kline's beneficial ownership may be summarized as follows:

Common Stock, held outright	12,000
Options to acquire Common Stock, exercisable within 60 days	17,000
Performance Units, convertible into shares of Common Stock on retirement as a director	12,160
Total	41,160

(16)	Mr. Kennedy Frierson's beneficial ownership may be summarized as follows:

	Common Stock	Class B Common Stock
Held Outright	—	51,375	(a)
Options to acquire Common Stock, exercisable within 60 days	43,500	—
Shares held in 401(k)	2,407	—
Shares held in trust(s) for children	2,585	6,000	(a)
Unvested Restricted Stock	1,310	26,435	(a)
Deemed conversion of Class B Stock	83,810	—
Total	133,612	83,810
(a) Subject to Shareholder's Agreement described in Note (4), above. Mr. Kennedy Frierson has sole investment power, and no voting power with respect to such shares.

(17)	Mr. Murrey's beneficial ownership may be summarized as follows:

Common Stock, held outright	3,200
Options to acquire Common Stock, exercisable within 60 days	9,500
Performance Units, convertible into shares of Common Stock on retirement as a director	25,170
Held by wife	500
Total	38,370

(18)
Includes: (i) 194,313 shares of Common Stock owned directly by individuals in this group; (ii) 21,110 shares of Common Stock allocated to accounts in the 401(k) Plan of members of this group; (iii) options, which are either immediately exercisable, or exercisable within 60 days of the Record Date to purchase 480,946 shares of Common Stock; (iv) 84,372 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company's non-employee directors; (v) 59,671 shares of Common Stock owned by immediate family members of certain members of this group; (vi) 5,486 shares held in trust for the benefit of persons in the group; (vii) 114,920 unvested restricted shares of Common Stock held by individuals in this group, which shares may be voted by such individuals; and (viii) 872,644 shares of Class B Common Stock held by individuals in this group, that could be converted on a share for share basis into shares of Common Stock.

(19)
Includes: (i) 761,514 shares of Class B Common Stock held subject to the Shareholder Agreement described in Note (4) above and (ii) 111,130 shares of Class B Common Stock held by Paul K. Frierson as described in Note (5) above.

PROPOSAL 1

ELECTION OF DIRECTORS

Information About Nominees for Director

Pursuant to the Company's Bylaws, all Directors are elected to serve a one year term, or until their successors are elected and qualified. The Board of Directors is permitted to appoint directors to fill the unexpired terms of directors who resign.

The names of the nominees for election to the Board, their ages, their principal occupation or employment (which has continued for at least the past five years unless otherwise noted), directorships held by them in other publicly-held corporations or investment companies, the dates they first became directors of the Company, and certain other relevant information with respect to such nominees are as follows:

Charles E. Brock, age 47, is the Executive Entrepreneur/Chief Executive Officer of The Company Lab, a Chattanooga organization that serves as “the Front Door for Entrepreneurs” in Southeast, Tennessee. He is also managing partner at Four Bridges Capital Advisors, a Chattanooga based boutique investment bank. Mr. Brock also serves as a director of CapitalMark Bank and Trust. Charles E. Brock is not related to J. Don Brock.

J. Don Brock, Ph. D., age 73, is the Chairman of the Board, Chief Executive Officer, and President of Astec Industries, Inc., headquartered in Chattanooga, Tennessee, and a manufacturer of specialized equipment for building and restoring the world's infrastructure. He has been a director of the Company since 1997. Dr. Brock is a member of the Company's Audit Committee and a member of the Company's Executive Committee.

Daniel K. Frierson, age 70, is Chairman of the Board of the Company, a position he has held since 1987. He also has been Chief Executive Officer of the Company since 1980 and a director of the Company since 1973. Mr. Frierson serves as a director of Astec Industries, Inc., a manufacturer of specialized equipment for building and restoring the world's infrastructure headquartered in Chattanooga, Tennessee, and Louisiana-Pacific Corporation, a manufacturer and distributor of building materials headquartered in Nashville, Tennessee. Mr. Frierson served briefly as a director of Wellman, Inc., a manufacturer of plastic packaging resins, from May 2006 to August 2006. Mr. Frierson is Chairman of the Company's Executive Committee and Chairman of the Company's Retirement Plans Committee.

Paul K. Frierson, age 74, served as Vice President of the Company and President of the Company's Candlewick Yarns subsidiary from 1989 to 2003. He has been a director of the Company since 1988. Mr. Frierson is a member of the Company's Retirement Plans Committee.

D. Kennedy Frierson, Jr., age 44, is Chief Operating Officer of the Company, a position he has held since 2009. He has been President of Masland Residential, General Manager of Dixie Home, President of Bretlin as well as various other positions in operations, sales and senior management of the Company since 1998.

Walter W. Hubbard, age 68, served as President and CEO of Honeywell Nylon, Inc., a wholly-owned subsidiary of Honeywell International, a manufacturer of nylon products from 2003 until his retirement in 2005. Prior to becoming President of Honeywell Nylon, Mr. Hubbard served as Group Vice President, Fiber Products of BASF Corporation from 1994 until 2003. He has been a director of the Company since 2005. Mr. Hubbard is a member of the Company's Audit Committee and Compensation Committee.

Lowry F. Kline, age 71, served as a director of Coca-Cola Enterprises, Inc. since April 2000, serving as Chairman from April 2002 until April 2008, and as Vice Chairman from April 2000 to April 2003. Mr. Kline served as Chief Executive Officer of Coca-Cola Enterprises, Inc. from April 2001 until January 2004 and from December 2005 to April 2006. Prior to becoming Chief Executive Officer for Coca-Cola Enterprises, Inc., he held a number of positions with said company, including Chief Administrative Officer, Executive Vice President and General Counsel. Mr. Kline is a member of the Board of Directors of Jackson Furniture Industries, Inc., headquartered in Cleveland, Tennessee, and McKee Foods Corporation, headquartered in Collegedale, Tennessee. He has been a director of the Company since 2004. Mr. Kline is Chairman of the Company's Compensation Committee and a member of the Company's Audit Committee and a member of the Company's Executive Committee.

Hilda S. Murray, age 57, is the Corporate Secretary and Executive Vice President of TPC Printing & Packaging, a specialty packaging and printing company in Chattanooga, TN. She is also founder and President of Greener Planet, LLC, an environmental compliance consultant to the packaging and printing industry.

John W. Murrey, III, age 69, is an Assistant Professor of Law at the Appalachian School of Law. He previously served as a Senior member of the law firm of Witt, Gaither & Whitaker, P.C. in Chattanooga, Tennessee until June 30, 2001. Since 1993, Mr. Murrey has served as a director of Coca-Cola Bottling Co. Consolidated, a Coca-Cola bottler headquartered in Charlotte, North Carolina and has served on its Audit Committee. From 2003 to 2007, he also served as a director of U. S. Xpress Enterprises, Inc., a truckload carrier headquartered in Chattanooga, Tennessee, and was Chairman of its Audit Committee. Mr. Murrey has been a director of the Company since 1997 and is Chairman of the Company's Audit Committee and a member of the Company's Compensation Committee.

Daniel K. Frierson and Paul K. Frierson are brothers. D. Kennedy Frierson, Jr., the Company's Vice President and Chief Operating Officer, is the son of Daniel K. Frierson and the nephew of Paul K. Frierson. No other director, nominee, or executive officer of the Company has any family relationship, not more remote than first cousin, to any other director, nominee, or executive officer.

Considerations with Respect to Nominees

In selecting this slate of nominees for 2012, the Independent Directors of the Board considered the familiarity of the Company's incumbents with the business and prospects of the Company, developed as a result of their service on the Company's Board. The Board believes that such familiarity will be helpful in addressing the challenges faced by the Company in the current economic and business environment.

In addition, the Independent Directors of the Board noted the particular qualifications, experience, attributes and skills possessed by its slate of nominees. These qualifications are reflected in the business experience listed under each nominee's name, above. In order of the list of nominees, such information may be summarized as follows: Mr. Brock is experienced in establishing new businesses having been involved in the establishment of both Foxmark Media and CapitalMark Bank and Trust. Dr. Brock has a long history of executive management experience with Astec Industries, Inc., an international manufacturing company, headquartered in Chattanooga, Tennessee. Additionally, Dr. Brock has served with the Company as a director since 1997, including service on the Audit and Executive Committees of the Board. Mr. Daniel K. Frierson has served with the Company in several management and executive capacities his entire adult life, and has been Chief Executive Officer since 1980 and a Board member since 1973. In such capacity, he has been instrumental in planning and implementing the transition of the Company to its current position as a manufacturer of residential and commercial soft floorcovering products. Additionally, Mr. Frierson has experience as a board member of other public companies as well as significant trade group experience relevant to the Company's business. He is well known and respected throughout the industry. Mr. Paul Frierson has served with the Company in various management and executive positions his entire adult life, and has a long and relevant history of Board service with the Company, having served as a Director of the Company since 1988. Mr. Hubbard has highly relevant industry experience with businesses that are fiber producers and fiber suppliers, and that have served as fiber suppliers to the Company. Mr. Hubbard's experience in the management of Honeywell Nylon and BASF Corporation, as outlined above, has given him valuable experience in management, relevant to his duties as a Director of the Company. Ms. Murray has a long history of executive management experience at TPC Printing and Packaging, a provider to the specialty packaging business as well as experience with environmental controls and footprint through Greener Planet. Mr. Kline has a long history of management and board level experience with the world's largest bottler and distributor of Coca Cola Products. Additionally, he has an extensive background in business, corporate and securities law. Mr. Kline has served as a Director of the Company for several years, as reflected above, and serves on the Company's Audit, Compensation and Executive Committees. Mr. Murrey has extensive experience in corporate, securities and business law, has experience drawn from board and committee service with several publicly-traded Companies, other than the Company; prior to his retirement in 2001, he represented the Company as counsel.

The Board of Directors recommends that the Company's shareholders vote FOR electing the nine (9) nominees for director.

Meetings of the Board of Directors

The Board of Directors of the Company met seven (7) times in 2011.

Committees, Attendance, and Directors' Fees

The Company has a standing Executive Committee, Audit Committee, Retirement Plans Committee, and Compensation Committee. As described in detail below, pursuant to provisions in its charter, the Company's Compensation Committee, which consists entirely of independent directors, also performs the functions of a corporate governance committee and a nominating committee. Copies of the Charter of the Company's Audit Committee and Compensation Committee may be found on the Company's website at www.thedixiegroup.com/investor/investor.html.

Members of the Executive Committee are Daniel K. Frierson, Chairman, J. Don Brock and Lowry F. Kline. Except as otherwise limited by law or by resolution of the Board of Directors, the Executive Committee has and may exercise all of the powers and authority of the Board of Directors for the management of the business and affairs of the Company, which power the Executive Committee exercises between the meetings of the full Board of Directors. The Executive Committee did not meet in 2011.

Members of the Audit Committee are John W. Murrey, III, Chairman, J. Don Brock, Walter W. Hubbard, and Lowry F. Kline. All of the members of the Audit Committee are “independent directors” as that term is defined by the applicable rule of the National Association of Securities Dealers, Inc. (“NASD”). The Audit Committee evaluates audit performance, handles relations with the Company's independent auditors, and evaluates policies and procedures relating to internal accounting functions and controls. The Audit Committee has the authority to engage the independent accountants for the Company. The Audit Committee operates pursuant to an Audit Committee Charter adopted by the Board of Directors. The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services performed by the independent auditors. Under these procedures, the Audit Committee approves the type of services to be provided and the estimated fees related to those services.

The Audit Committee met four (4) times in 2011.

Members of the Retirement Plans Committee are Daniel K. Frierson, Chairman, and Paul K. Frierson. The Retirement Plans Committee administers the Company's retirement plans. The Retirement Plans Committee met three (3) times in 2011.

Members of the Compensation Committee are Lowry F. Kline, Chairman, Walter W. Hubbard, and John W. Murrey, III. The Compensation Committee administers the Company's compensation plans, reviews and may establish the compensation of the Company's officers, and makes recommendations to the Board of Directors concerning such compensation and related matters. The Compensation Committee acts pursuant to a written Charter adopted by the Board of Directors.

The Compensation Committee may request recommendations from the Company's management concerning the types and levels of compensation to be paid to the Company's executive officers. Additionally, the Compensation Committee is authorized to engage compensation consultants and may review and consider information and recommendations of compensation consultants otherwise engaged by the Company or the Board of Directors in connection with the assessment, review and structuring of compensation plans and compensation levels. For a description of the Compensation Committee actions with respect to Compensation of Executive Officers in 2011, see Compensation Discussion and Analysis - Compensation for 2011.

Annually, the Compensation Committee reviews the performance of the Chief Executive Officer against goals and objectives established by the Committee as part of the process of determining his compensation. The Compensation Committee reports to the Board on its performance review.

In addition to its responsibilities with respect to executive and director compensation, the Compensation Committee discharges responsibilities with respect to corporate governance. In that capacity, the Compensation Committee develops and, recommends for board approval, corporate governance guidelines.

The Compensation Committee's Charter also includes the duties of a nominating committee. Only nominees approved by a majority of the Compensation Committee are recommended to the full Board. In selecting and approving director nominees, the independent directors that make up the Committee consider, among other factors, the existing composition of the Board and the mix of Board members appropriate for the perceived needs of the Company. The Compensation Committee believes continuity in leadership and board tenure increase the Board's ability to exercise meaningful board oversight. Because qualified incumbent directors provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the Compensation Committee will generally give priority as potential candidates to those incumbent directors interested in standing for re-election who have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

The Compensation Committee also considers the following in selecting the proposed nominee slate:

•	at all times, at least a majority of directors must be “independent” in the opinion of the Board as determined in accordance with NASDAQ standards;

•	at all times at least three members of the Board must satisfy heightened standards of independence for Audit Committee members; and

•	at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an “audit committee financial expert.”

The Committee did not specifically consider or address diversity as a separate topic in considering its selection of the current slate of director nominees. The Board did consider the considerable value of the incumbents' familiarity with the Company and its business as well as the considerations outlined above under the heading Considerations with Respect to Nominees.

The Compensation Committee met four (4) times in 2011.

Nominations for Director - Stockholder Recommendations

Generally, the Board will consider stockholder recommendations of proposed director nominees if such recommendations are timely received. To be timely for next year's annual meeting, recommendations must be received in writing at the principal executive offices of the Company no later than November 22, 2012. In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee's name and qualifications and the reason for such recommendation;

•	the name and record address of the stockholder(s) proposing such nominee;

•	the number of shares of stock of the Company which are beneficially owned by such stockholder(s); and

•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company or any of its subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

Board Leadership Structure

Mr. Daniel K. Frierson currently serves as the Chairman of the Board and the Chief Executive Officer of the Company. The positions of Chief Executive Officer and Chairman of the Board are combined. Executive sessions of the Board are chaired by the chairman of the Compensation Committee, Lowry Kline, who, as noted above, has extensive management and Board experience independent of his experience with the Company. Mr. Kline and the independent directors set their own agenda for meetings in executive sessions and may consider any topic relevant to the Company and its business. The Company believes that regular, periodic, meetings held in executive session, in the absence of management members or management directors, provide the Board an adequate opportunity to review and address issues affecting management or the Company that require an independent perspective. Additionally, the Company's Audit Committee holds separate executive sessions with the Company's independent registered public accounts, internal auditor and management. This Committee also sets its own agenda and may consider any relevant topic in its executive sessions.

Board's Role in Risk Oversight

The Board receives an annual, in depth review of risks that may potentially affect the Company, as identified and presented by management, including all such risks reflected in the Company's periodic filings. Additionally, the Board receives regular, quarterly updates on all such elements of risk. The Board may, and from time to time has, requested supplemental information and disclosure about any other specific area of interest and concern relevant to risks it believes are faced by the Company and its business.

Director Attendance

During 2011, no director attended fewer than 75% of the total number of meetings of the Board of Directors and any Committee of the Board of Directors on which he served. All directors are invited and encouraged to attend the annual meeting of shareholders. In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. All six (6) of the incumbent directors attended the 2011 annual meeting of shareholders.

Director Compensation

Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $24,000, payable one-half in cash and one-half in value of Performance Units under the Directors Stock Plan. Performance Units are redeemable upon a director's retirement for an equivalent number of shares of the Company's Common Stock, and the number of units issued is determined generally by the market value of the Company's Common Stock on the date of grant of the units. In addition to the annual retainer, directors who are not employees of the Company receive $1,500 for each Board meeting attended and $1,000 for each committee meeting attended ($1,500 for the Committee Chairman). Fees for attending telephonic meetings are one-half those for in-person meetings, such that each non-employee director receives $750 per telephonic board meeting and $500 per committee meeting ($750 for the Chairman of the Committee). For an additional discussion of Director Compensation, see the tabular information below under the heading, “Director Compensation.”

Independent Directors

The Board has determined that Charles E. Brock, Dr. J. Don Brock, Walter W. Hubbard, Lowry F. Kline, Hilda S. Murray and John W. Murrey, III are independent within the meaning of the standards for independence set forth in the Company's corporate governance guidelines, which are consistent with the applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ standards.

Executive Sessions of the Independent Directors

The Company's independent directors meet in executive session at each regularly scheduled quarterly meeting of the Board, with the chair of the Compensation Committee serving as chair of such executive sessions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the SEC thereunder, require the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of such ownership and monthly transaction reports covering any changes in such ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and persons owning more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based on its review of the copies of such reports received by it, the Company believes that, during fiscal year 2011, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company's Common Stock were complied with, with the exception of one filing on behalf of Lowry Kline, which was inadvertently filed one day after the required filing date.

Management Succession

Periodically, the Board reviews a succession plan, developed by management, addressing the policies and principles for selecting successors to the Company's executive officers, including the Company's CEO. The succession plan includes an assessment of the experience, performance and skills believed to be desirable for possible successors to the Company's executive officers.

Certain Transactions Between the Company and Directors and Officers

The Company's Compensation Committee has adopted written policies and procedures concerning the review, approval or ratification of all transactions required to be disclosed under the SEC's Regulation S-K, Rule 404. These policies and procedures cover all related party transactions required to be disclosed under the SEC's rules as well as all material conflict of interest transactions as defined by relevant state law and the rules and regulations of NASDAQ that are applicable to the Company, and require that all such transactions be identified by management and disclosed to the Company's Compensation Committee for review. If required and appropriate under the circumstances, the Compensation Committee will consider such transactions for approval or ratification. Full disclosure of the material terms of any such transaction must be made to the Compensation Committee, including:

•	the parties to the transaction and their relationship to the Company, its directors and officers;

•	the terms of the transaction, including all proposed periodic payments; and

•	the direct or indirect interest of any related parties or any director, officer or associate in the transaction.

To be approved or ratified, the Compensation Committee must find any such transaction to be fair to the Company. Prior approval of such transactions must be obtained generally, if they are material to the Company. If such transactions are immaterial, such transactions may be ratified and prior approval is not required. Ordinary employment transactions may be ratified.

Certain Related Party Transactions

During its fiscal year ended December 31, 2011, the Company purchased a portion of its requirements for polyester fiber from Engineered Floors, an entity controlled by Robert E. Shaw, a shareholder of the Company. Mr. Shaw has reported holding approximately 11% of the Company's Common Stock, which as of year-end represented approximately 4.75% of the total vote of all classes of the Company's Common Stock. Engineered Floors is one of several suppliers of fiber to the Company, but is the principal supplier to the Company of polyester fiber. Total purchases from Engineered Floors for 2011 were approximately $7 million; or approximately 8% of all the Company's comparable purchases in 2011. In accordance with the terms of its charter, the Compensation Committee reviewed the Company's supply relationship with Engineered Floors. The dollar value of Mr. Shaw's interest in the transactions with Engineered Floors is not known to the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of four members, each of whom is an independent, non-employee director. The Audit Committee operates under a written Audit Committee Charter adopted and approved by the Board of Directors. The Charter is reviewed at least annually by the Committee. While the Committee has the responsibilities and powers set forth in its written charter, it is not the duty of the Committee to plan or conduct audits. This function is conducted by the Company's management and its independent registered public accountants.

The Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2011 (the “Audited Financial Statements”). In addition, the Committee has discussed with Ernst & Young LLP the matters required by Statement on Auditing Standards No. 61, "Communications with Audit Committees" (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The Committee also has received the written report, disclosure and the letter from Ernst & Young LLP required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Committee has reviewed, evaluated, and discussed with that firm the written report and its independence from the Company. The Committee also has discussed with management of the Company and Ernst & Young LLP such other matters and received such assurances from them as the Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Committee has recommended to the Company's Board of Directors the inclusion of the Company's Audited Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

John W. Murrey, III, Chairman
J. Don Brock
Lowry F. Kline
Walter W. Hubbard

AUDIT COMMITTEE FINANCIAL EXPERT

The Board has determined that John W. Murrey, III is an audit committee financial expert as defined by Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Rule 10A-3(b)(l) of the Securities Exchange Act of 1934 of the Securities Exchange Act of 1934. For a brief list of Mr. Murrey's relevant experience, please refer to Mr. Murrey's biographical information as set forth in the Election of Directors section of this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee sets compensation for the Company's executive officers, and its decisions are reported to and reviewed by the Board of Directors. The Compensation Committee currently consists of three independent directors chosen annually by the Board.
Compensation of the Company's executive officers is intended to be competitive with compensation offered by other companies generally similar to the Company in size and lines of business. In determining what types and levels of compensation to offer, the Committee may review relevant, publicly available data and, from time to time, it may receive advice and information from professional compensation consultants. The Committee reviewed compensation information provided by Equilar, Inc. when reviewing Executive Officer salary and incentive ranges during 2011.
The Elements of Executive Officer Compensation
Compensation for each of the Company's executive officers consists generally of base salary, retirement plan benefits and other customary employment benefits, as well as potential cash incentive awards and stock plan awards pursuant to an annual incentive plan reviewed and adopted by the Committee at the beginning of each year. The annual incentive plan is customarily structured so that a significant portion of each executive's potential, annual compensation may consist of equity awards, the value of which is tied to increases in the value of the Company's common stock.
Effective January 31, 2011, the Compensation committee established the performance goals and the range of possible incentives for the Company's 2011 Incentive Compensation Plan (the “2011 Plan”). The goals and range of incentives were set in accordance with the plan and performance goals approved by the Company's shareholders at the annual meeting in 2006. Pursuant to the 2011 Plan, each executive officer had the opportunity to earn a Cash Incentive Award, a Primary Long-Term Incentive Award of restricted stock, and an award of restricted stock denominated as “Career Shares.” The potential range of cash incentives and conditions to vesting of the restricted stock awards are described below.
For 2011, each executive officer also received customary retirement plan benefits and other customary employment benefits, as in prior years.
Salary Changes for 2011. Salaries were restored for all Company associates, including officers, to the 2009 levels for those whose salaries were reduced in that year.
Potential Incentive Awards. For the CEO and all executive officers whose responsibilities are primarily related to corporate level administration, the Cash Incentive Award consisted of the opportunity to earn a cash payment ranging from 15% to 75% of such executive's base salary. For executive officers in this category, 40% of the amount of the potential award is based on achievement of specified levels of annual earnings before interest and taxes (EBIT) for the Company's residential business operations, as adjusted for unusual items, 40% of the amount is based on achievement of specified levels of the Company's annual consolidated EBIT, as adjusted for unusual items, and 20% of the amount is based on achievement of specified levels of the Company's contract operations, as adjusted for unusual items. The Compensation Committee retained the discretion to reduce the amount of any award by up to 30% of the amount otherwise earned based on the participant's failure to achieve individual performance goals set by the Compensation Committee.
For executive officers whose responsibilities are primarily related to one of the Company's business units, the Cash Incentive Award consisted of the opportunity to earn a cash payment ranging from 15% to 75% of such participant's base salary. For executive officers in this category, 50% of the amount is based on achievement of specified levels of their annual business unit EBIT, as adjusted for unusual items, 25% is based on the achievement of specified levels of the Company's consolidated EBIT, as adjusted for unusual items, and 25% is based on achievement of specified levels of the annual EBIT of the Company's other business units, as adjusted for unusual items. The Compensation Committee retained the discretion to reduce any award by up to 30% of the amount otherwise earned based on the participant's failure to achieve individual performance goals set by the committee.
The Company describes the cash incentive awards paid in 2012 for performance in 2011 to those persons named in the Summary Compensation table more fully below in the 2012 Awards section of this report and in the footnotes to the accompanying tables.
Primary Long-Term Incentive Share Awards and Career Shares. In accordance with the past practice, the incentive plan developed for 2011 provided for two possible awards of restricted stock: Primary Long-Term Incentive Share Awards and Career Share Awards. Receipt of the Primary Long-Term Incentive Share Awards was made contingent on the Company's achievement of minimum adjusted EBIT levels for the year. Career Share Awards were made contingent on achievement of increased adjusted EBIT levels over 2010. Awards were granted in 2012 for 2011, as described more fully below and in the footnotes to the accompanying tables.
The Primary Long-Term Incentive Share Award was designed as a possible award of restricted shares to each executive officer, in value equal to 35% of the executive's base salary as of the beginning of 2011 plus any cash incentive award paid for such year. Career Shares were designed as a possible award of restricted stock valued at 20% of each executive officer's base salary as of the beginning of the year. In accordance with past practice, any such award, if earned, would be granted in 2012.
When the Committee adopted the incentive plan for 2011, it determined that any award granted under the plan consisting of the Company's Common Stock or Class B Common Stock would be granted subject to a minimum value per share of $5.00. This minimum value limit was applied to the Career Share Awards granted in 2012 with respect to 2011.
The Career Share Awards granted in 2012 with respect to 2011 vest when the participant becomes (i) qualified to retire from the Company and (ii) has retained such shares for 24 months following the grant date. Awards granted to a participant who is age 60 or is already age 60 or older, vest ratably over the stated vesting or retention period of such awards. Additionally, Career Share Awards are subject to accelerated vesting or forfeiture under certain conditions as follows: Death, disability or a change in control will result in immediate vesting of Career Share Awards; termination without cause will also result in immediate vesting of Career Share Awards; voluntary termination of employment prior to retirement, or termination for cause will result in forfeiture of all unvested awards; upon retirement, vesting will accelerate to the extent that the Company has recognized compensation expense related to the shares subject to the awards.
2012 Awards. As stated above, Cash Incentive Awards were made contingent on meeting specific financial targets as well as achieving individual performance goals. Cash Awards were made to the following named executive officers in 2012 for 2011: Mr. Daniel K. Frierson - $109,072, Mr. D. Kennedy Frierson - $50,641, and Mr. Paul B. Comiskey - $47,038.
The grant of the Primary Long-Term Incentive Share Awards was made contingent on the Company's achieving specific adjusted EBIT performance targets. The Primary Long-Term Incentive Share Awards were granted in 2012 with respect to 2011 for the following named executive officers: Mr. Daniel K. Frierson - 46,835 shares, Mr. D. Kennedy Frierson - 21,744 shares, and Mr. Paul B. Comiskey - 20,793 shares.
The Career Share Awards for 2011 were contingent on the Company's EBIT improving over 2010 levels. Such awards were granted in 2012 with respect to 2011 for the following named executive officers: Mr. Daniel K. Frierson - 22,400 shares, Mr. D. Kennedy Frierson - 10,400 shares, and Mr. Paul B. Comiskey - 10,000 shares.
For all share awards, the number of such shares was determined by application of the $5.00 per share minimum value described above.
Retirement Plans and Other Benefits. The Company's compensation for its executive officers also includes the opportunity to participate in two retirement plans, one qualified and one non-qualified for federal tax purposes, and certain health insurance, life insurance, relocation allowances, and other benefits. Such benefits are designed to be similar to the benefits available to other exempt, salaried associates of the Company, and to be comparable to and competitive with benefits offered by businesses with which the Company competes for executive talent.
Executive officers may elect to contribute a limited amount of their compensation to the qualified plan and make deferrals into the non-qualified plan (up to 90% of total compensation). Although the plans permit the Company to make discretionary contributions in an aggregate amount equal to up to 3% of the executive officer's cash compensation, for 2011 no Company contribution was made to either plan.
Compensation Considerations for 2011. The tax effect of possible forms of compensation on the Company and on the executive officers is a factor considered in determining types of compensation to be awarded. Similarly, the accounting treatment accorded various types of compensation may be an important factor used to determine the form of compensation. For 2011, the Committee considered the tax effects of the possible grant of cash incentives and equity incentive awards that may not qualify as “incentive compensation” under Section 162m of the Internal Revenue Code and concluded that no executive would have compensation that exceeded the applicable threshold.
2012-2017 Incentive Compensation Plan. In February 2012, the Compensation Committee approved the 2012-2017 Incentive Compensation Plan, pursuant to which incentive compensation awards may be made to key executives (including the executive officers named in the accompanying compensation tables) of the Company based on results achieved by the Company. The material terms of the performance goals of the plan are described below, and submitted for approval by the Company's Shareholders at this year's annual meeting, as PROPOSAL NUMBER TWO. If approved, awards granted under the Plan may be treated as performance-based compensation under relevant Internal Revenue Code regulations and may allow the Company to take a federal income tax deduction for the related compensation expense.
The plan is administered by the Compensation Committee which determines the type, range of potential awards and performance criteria for determining awards.
Both cash incentive awards and stock based incentive awards may be made under the plan. Performance goals for awards to be made under the 2012-2017 plan may include one or more of the following criteria determined annually in the discretion of the Committee: minimum annual levels of profitability, corporate and/or business unit operating income before unusual items, operating income, total shareholder return, return on capital; return on equity, pre-tax earnings, after-tax earnings, earnings growth, EBIT, EBITDA, operating profit, earnings per share and return on investment or working capital, or any one or more of which criteria may be measured with respect to the Company or any one or more of its subsidiaries or business units.
For purposes of the plan, EBIT and EBITDA are defined as Operating Income and Operating Income less depreciation and amortization, determined in accordance with GAAP, and adjusted for any unusual or one-time items identified by the Compensation Committee.
Termination Benefits. The Company's restricted stock awards provide for acceleration of vesting of awards under certain circumstances upon termination of the participant's employment.
Upon retirement of the Participant, all Long-Term Incentive Plan and Career Share restricted stock awards vest to the extent such awards have been expensed in the Company's financial statements. As of year-end, Daniel K. Frierson and Paul B. Comiskey were the only Named Executive Officers eligible for retirement in accordance with the terms of the restricted stock awards. If Mr. Frierson had retired at year end, the number of shares subject to such awards that would have vested and the value of such shares would have been 19,297 shares and $26,339. If Mr. Comiskey had retired at year end, the number of shares subject to such awards that would have vested and the value of such shares would have been 8,615 shares and $25,328. For purposes of valuing the foregoing awards, the Company used the year-end market value of the Company's Common Stock, which was $2.94/share. Vesting of the restricted stock award made in 2006 to Mr. Frierson of 119,873 shares of Class B Common Stock and 5,127 shares of Common Stock is contingent, in all events other than a change-in-control, on meeting the market condition of the award prior to June 6, 2014.
No termination benefit was paid to or accrued for any executive officer named in the accompanying tables in the fiscal year ended December 31, 2011.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, set forth above, with management.
Based on our review and the discussions we held with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Materials.
Respectfully submitted,
Lowry F. Kline, Chairman
John W. Murrey, III
Walter W. Hubbard

EXECUTIVE COMPENSATION INFORMATION

The following table sets forth information as to all compensation earned during the fiscal years ended December 26, 2009, and December 25, 2010 and December 31, 2011 to (i) the Company's Chief Executive Officer; and (ii) the two other most highly compensated executive officers who served as such during the fiscal year ended December 31, 2011 (the “Named Executive Officers”). For a more complete discussion of the elements of executive compensation, this information should be read in conjunction with the other tabular information presented in the balance of this section.

Summary Compensation Table

Name and Principal Position (a)	Year(b)	Salary ($) (c) (1)	Bonus ($) (d) (2)	Stock Awards ($)(e) (3)	Option Awards ($) (f) (4)	Non-Equity Incentive Plan Compensation ($) (g) (5)	Non-Qualified Compensation Earnings ($) (h) (6)	All Other Compensation ($) (i) (7)	Total (j)

Daniel K Frierson Chief Executive Officer	2011	556,500	—	102,256	—	—	—	2,304	661,060
	2010	476,000	—	59,024	—	—	136,069	2,976	674,069
	2009	490,000	—	41,375	46,579	—	206,952	7,469	792,375

D. Kennedy Frierson Chief Operating Officer	2011	260,000	—	47,476	—	—	—	2,123	309,599
	2010	260,000	—	24,242	—	—	16,730	2,075	303,047
	2009	219,667	—	—	19,800	—	59,399	34,534	333,400

Paul Comiskey Vice-President President Residential	2011	250,000	—	46,650	—	—	—	2,348	297,998
	2010	250,000	50,000	26,350	—	—	3,137	2,382	321,869
	2009	239,584	—	—	16,200	—	366	2,348	258,498

(1)	Includes all amounts deferred at the election of the Named Executive Officer.

(2)	Mr. Comiskey received a cash bonus paid in 2010 in the amount of $50,000 in recognition of the performance of Dixie Home, for which he had primary responsibility during 2009.

(3)	Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the year presented of stock awards to the Named Executive Officers.

(4)
Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the year presented of option awards to the Named Executive Officers, plus the incremental fair value calculated in accordance with FASB ASC Topic 718 of options the terms of which were extended, determined as of the date of such extension.

(5)
Cash incentives awarded for 2011 performance are described in the 2012 Awards section of the Compensation Discussion and Analysis. Cash bonuses are shown in the year granted, not earned, since continued employment is a condition of earning the award. No cash incentive was earned for 2009 or 2010.

(6)
Amounts presented represent above-market earnings on compensation deferred on a basis that is not tax qualified in the Company's non-qualified deferred compensation plans. For purposes of this table, “above-market” earnings is the portion of actual earnings that exceeds 120% of the applicable federal long-term rate, with compounding as prescribed under relevant sections of the Internal Revenue Code. The Named Executive Officers did not participate in any defined benefit or actuarial pension plans for the periods presented.

(7)	The following is a summary and quantification of all amounts included in column (i):

All Other Compensation

Name (a)	Year (b)	Registrant Contributions to Defined Contribution Plans ($) (c)	Insurance Premiums ($) (d)	Other ($) (e) (1)(2)	Total Perquisites and Other Benefits ($) (f) (3)
	2011	—	2,304	—	2,304
	2010	—	2,976	—	2,976
Daniel K. Frierson	2009	—	3,009	4,460	7,469

	2011	—	2,123	—	2,123
	2010	—	2,075	—	2,075
D. Kennedy Frierson	2009	—	2,113	32,421	34,534

	2011	—	2,348	—	2,348
	2010	—	2,382	—	2,382
Paul Comiskey	2009	—	2,348	—	2,348

(1)	The amount presented for Daniel K. Frierson is the incremental cost to the Company of personal use of Company aircraft.

(2)
The amount presented for D. Kennedy Frierson represents reimbursement for relocation expenses incurred in 2009. Similar benefits were provided to all salaried company associates that relocated at the Company's request in 2009.

(3)	No named Executive Officer received any tax reimbursement, discounted securities purchases, or payment or accrual on termination plans for the period presented.

The following table sets forth information concerning outstanding equity awards for each of the Named Executive Officers at fiscal year-end.
 Outstanding Equity Awards at Fiscal Year-End

Option Awards						Stock Awards
Name (a)	Exercisable (#)(b)	Unexercisable (#)(c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date (f) (1)	Number of Shares or Units of Stock That Have Not Vested (#)(g)(2)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(i)(3)
Daniel K. Frierson	—	—	—	—		125,000	367,500	33,600	98,784
	44,287	—	—	6.960	5/2/2015
	5,000	—	—	4.780	8/12/2015
	50,000	—	—	11.850	8/5/2014
	31,290	—	—	15.980	12/6/2014
	60,000	—	—	13.510	12/20/2015
	12,500	37,500		5.000	11/4/2019

D. Kennedy Frierson	—	—	—	—		—	—	27,746	81,573
	12,000	—	—	12.560	4/20/2014
	4,113	—	—	17.580	12/6/2014
	1,887	—	—	15.980	12/6/2014
	20,000	—	—	13.510	12/20/2015
	5,500	16,500	—	5.000	11/4/2019

Paul Comiskey	—	—	—	—		—	—	15,000	44,100
	4,500	13,500	—	5.000	11/4/2019

(1)
The expiration date of options expiring on 2/5/2012, 5/2/2012, 8/12/2012 was extended by three years and the expiration date of options expiring 4/20/2009 was extended by five years by action of the Compensation Committee on March 20, 2009.

(2)
125,000 shares of restricted stock were awarded to the Chief Executive Officer on June 6, 2006, under the Company's 2006 Incentive Stock Plan. Such award consisted of 119,873 shares of Class B Common Stock and 5,127 shares of Common Stock. Vesting of the Award is subject to both a service and a market condition. Pursuant to the terms of the award, Mr. Frierson has the right to any dividends declared and paid on such shares and the right to vote such shares from the date of grant. The term of the award to Mr. Frierson was extended to June 6, 2014 and the time during which the market condition can be met was extended to June 6, 2014, each by action of the Compensation Committee on May 20, 2009. Mr. Comiskey's award was granted to him as an inducement for his employment by the Company.

(3)
The market value of the restricted stock set forth in the table has been calculated by multiplying the closing price of the Company's Common Stock at year-end ($2.94/share) by the number of shares of unvested restricted stock subject to the award.

Set forth below is a table presenting compensation information with respect to all non-employee directors of the Company. Compensation information for the Company's Chief Executive Officer, Daniel K. Frierson, is reported in the Summary Compensation Table appearing elsewhere in this Proxy Statement.

DIRECTOR COMPENSATION

Name (a)	Fees earned or paid in cash ($)(b)(1)	Stock Awards ($)(c)(2)	Option Awards ($)(d)(3)	All Other Compensation ($)(e)(4)	Total ($)
J. Don Brock	22,500	10,630	—	—	33,130
Paul K. Frierson	24,000	10,630	—	4,511	39,141
Walter W. Hubbard	26,750	10,630	—	—	37,380
Lowry F. Kline	29,750	10,630	—	—	40,380
John W. Murrey, III	28,250	10,630	—	—	38,880

(1)
Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $24,000, payable $12,000 in cash and the remainder in Performance Units (subject, for payments made in 2010 and 2011, to a $5.00 minimum value per unit) under the Directors Stock Plan. In addition to the annual retainer, directors who are not employees of the Company received $1,500 for each Board meeting attended and $1,000 for each committee meeting attended ($1,500 for the Committee Chairman). Fees for attending telephonic meetings are one-half those for in-person meetings, such that each non-employee director receives $750 per telephonic board meeting and $500 per committee meeting ($750 for Chairman of the Committee). Additionally, directors receive reimbursement of the expenses they incur in attending all board and committee meetings.

(2)
The value presented is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The value of the Performance Units awarded to each non-employee director under the Directors Stock Plan in 2011 was $10,630.

(3)	The value presented is the aggregate grant date fair value determined in accordance with FASB ASC Topic 718.

(4)
Mr. Paul K. Frierson is a 50% shareholder in a Company which receives commissions from the Company for the sale of yarn, pursuant to an arrangement that has been approved by the Board. The amount presented in the table represents Mr. Frierson's share of such commissions.

At fiscal year end, each non-employee director held the following outstanding equity awards:

		Stock Options(2)
Name (a)	Performance Units (#) (b)(1)	Number of Securities Underlying Options (c)	Option Exercise Price(d)	Option Expiration Date(e)
J. Don Brock	22,770	2,500	$12.18	2/19/2014
		3,000	15.98	12/6/2014
		4,000	13.51	12/20/2015

Paul K. Frierson	8,612	4,000	13.51	12/20/2015

Walter W. Hubbard	8,460	8,000	13.51	12/20/2015

Lowry F. Kline	9,760	10,000	12.63	5/6/2014
		3,000	15.98	12/6/2014
		4,000	13.51	12/20/2015

John W. Murrey, III	22,770	2,500	12.18	2/19/2014
		3,000	15.98	12/6/2014
		4,000	13.51	12/20/2015

(1)
The performance units represent an equal number of shares of the Company's common stock. At year-end, the aggregate value of such stock was $ 248,054, determined by multiplying the number of performance units by the year-end per share market value of the Company's Common Stock ($2.94/share).

All such options are presently exercisable.

SHAREHOLDER PROPOSALS
FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

In the event any shareholder wishes to present a proposal at the 2013 Annual Meeting of Shareholders, such proposal must be received by the Company on or before November 22, 2012, to be considered for inclusion in the Company's proxy materials. All shareholder proposals should be addressed to the Company at its principal executive offices, P.O.Box 25107, Chattanooga, Tennessee 37422-5107, Attention: Corporate Secretary, and must comply with the rules and regulations of the Securities and Exchange Commission.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Secretary at the Company's corporate headquarters, 104 Nowlin Lane, Suite 101, Chattanooga, TN 37421.

PROPOSAL TWO
APPROVE MATERIAL TERMS OF PERFORMANCE GOALS FOR THE 2012-2117 INCENTIVE COMPENSATION PLAN

To the extent consistent with its other compensation goals, the Company seeks to preserve the ability to claim tax deductions for compensation paid to its executives. Section 162(m) of the Code sets limits on federal income tax deductions for compensation paid in a taxable year to “Covered Employees” - defined for these purposes as any individual who, on the last day of the relevant taxable year, was (i) the Company's chief executive officer or (ii) among the most highly compensated executive officers whose compensation is reported in the Summary Compensation Table. “Qualified Performance-based Compensation,” as defined by the code, is not subject to the deduction limit, if certain conditions are met. One of the conditions is shareholder approval of the material terms of the performance goals under which such compensation is paid. Stock based or stock denominated awards are permitted under the Company's 2006 Stock Awards Plan, which was approved by shareholders at the 2006 annual meeting. The material terms of performance goals under the Company's 2007-2011 Incentive Compensation Plan were also approved by shareholders at that meeting.
The Compensation Committee will select annually from the range of performance criteria outlined below when establishing each year's version of the incentive plan.
The Company is seeking shareholder approval of the material terms of the Performance Goals applicable to the Company's 2012-2017 Incentive Compensation Plan so that incentive compensation paid under that plan may be treated as Qualified Performance-based Compensation.
The Company's incentive compensation plans are administered by the Compensation Committee, which determined the type, range of potential award payments that may be earned and the performance criteria for determining the amount earned by each executive. On February 16, 2012, the Compensation Committee approved the material terms applicable to the 2012-2017 Incentive Compensation Plan.
Material Terms of the Performance Goals
Under the plan both cash incentive awards and stock-based incentive awards may be granted. The material terms of the plan applicable to any such awards are: (i) the class or category of employees eligible to receive such awards; (ii) the performance criteria on which the plan's performance goals may be based; and (iii) the maximum payout of an award that may be provided to any eligible employee under the plan during any specified period.
Eligible Employees
All Covered Employees under Section 162(m) of the Code and any additional key executives annually chosen by the Compensation Committee are eligible to receive awards under the plan. This group currently consists of approximately 8 individuals.
Performance Criteria
The performance goals related to awards that may be paid to participants under the plan include one or possibly more of the following measures in the discretion of the Compensation Committee: minimum annual levels of profitability; corporate and/or business unit operating income before unusual items, operating income, earnings before interest and taxes (EBIT) or earnings before interest, taxes, and depreciation and amortization as adjusted (EBITDA) (with the categories of such adjustments established by the Committee at the beginning of each year), total shareholder return, return on capital, return on equity, pre-tax earnings, earnings growth, revenue growth, operating profit, earnings per share, and return on investment or working capital, any one or more of which may be measured with respect to the company, or any one or more of its subsidiaries, or business units and either in absolute terms or as compared to another company or companies. Maximum payouts for each category of award, based on achievement of such performance goals, are described below.

Cash Incentive Awards
A Cash Incentive Award component may be established for each participant in an amount expressed as a percentage of such participant's base salary as of the beginning of the applicable year. Such percentage or a range of percentages may be set annually by the Compensation Committee.
The maximum total amount of Cash Incentive Awards that may be paid to any one participant in any year would be $650,000 and the maximum amount of awards that could be paid to all participants in any year who are Covered Employees would be $1,850,000.
Share Based Awards
The Compensation Committee may elect annually to establish awards of restricted stock, stock options, stock appreciation rights, performance units, or other such types of awards as are permitted under the Company's 2006 Stock Awards Plan, to each participant, the value of which will be equal to a percentage of the sum of such participant's base salary at the beginning of the applicable year plus any cash incentive award paid for such year. The Committee shall determine such percentage annually. All such awards may be made contingent upon attainment of one or more of the other performance goals listed above and as set annually by the committee.
The maximum value of stock based awards that could be issued to any participant in any one year would be $650,000 and the maximum value of stock based awards that could be issued in any year to all participants who are covered employees under Code Section 162(m) would be $1,850,000.
Any award under the 2012-2017 Incentive Compensation Plan may be reduced, but not increased, by the Compensation Committee in its sole discretion based on criteria set by the Compensation Committee, relative to such participant's individual performance.
Certain United States Federal Income Tax Consequences
The following is a brief summary of the principal potential United States federal income tax consequences of awards of restricted stock under the 2012-2017 Incentive Compensation Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.
Restricted Stock. A participant generally will not be taxed at the time a restricted stock award is granted, but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income recognized will equal the fair market value of the shares subject to the award (or the portion of the award that is then vesting) at that time. Participants may elect to be taxed based on the fair market value of the shares at the time of grant by making an election under Section 83(b) of the Code within 30 days of the award date. If a restricted stock award with respect to which a participant has made such an election under Section 83(b) is subsequently canceled, no deduction or tax refund will be allowed for the amount previously recognized as income.
Unless a participant makes a Section 83(b) election, dividends paid to a participant on shares of an unvested restricted stock award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income, which generally is subject to the same rate as capital gains income.
Subject to limitations imposed by Code Section 162(m) (described above), the Company will ordinarily be entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the participant with respect to an award of restricted stock. Unless a participant has made a Section 83(b) election, the Company will also be entitled to a deduction, for federal income tax purposes, for dividends paid on unvested restricted stock awards.
General
The Compensation Committee has the authority to review and certify the achievement of the Performance Goals and to administer and interpret the Incentive Compensation Plan.
The type and range of potential awards that may be earned, and the performance criteria for determining the amount which may be earned by each executive have been set by the Compensation Committee for 2012. The maximum total amount of Cash Incentive Awards that may be paid to any one participant for 2012 results is $425,000 and the maximum amount of awards that could be paid to all participants for 2012 results who are Covered Employees is $1,425,000. The maximum value of stock based awards that could be issued to any participant for results in 2012 is $460,000 and the maximum value of stock based awards that could be issued for 2012 results to all participants who are Covered Employees is $1,585,000. If all performance criteria are met, the maximum awards that may be made in 2013 for 2012 are as follows: Daniel K. Frierson $420,000; D. Kennedy Frierson $195,000; and Paul Comiskey $187,500.

It is not otherwise possible to determine what awards would be payable under the Plan for services to be rendered in the years 2012 - 2017.
PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2012

The firm of Ernst & Young LLP served as independent registered public accountants for the Company for fiscal year 2012. Subject to ratification of its decision by the Company's shareholders, the Company has selected the firm of Ernst & Young LLP to serve as its independent registered public accountants for its 2012 fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions from shareholders.

The Board of Directors recommends that you vote in favor of Proposal Three. In the event that the Company's shareholders do not ratify the selection of Ernst & Young LLP as independent registered public accountants for fiscal 2012, the Board of Directors will consider other alternatives, including appointment of another firm to serve as independent registered public accountants for fiscal 2012.
AUDIT FEES DISCUSSION

The following table sets forth the fees paid to Ernst & Young LLP for services provided during fiscal years 2010 and 2011:

	2011	2010
Audit Fees (1)	$550,000	$724,500
Tax Compliance and Planning	7,500	125,000
Total:	$557,500	$849,500

(1)
Represents fees for professional services provided in connection with the audit of the Company's annual financial statements, review of the Company's quarterly financial statements, review of other SEC filings and technical accounting issues. The 2011 amount includes $32,500 audit fees related to debt refinancing.

It is the policy of the Audit Committee to pre-approve all services provided by its independent registered public accountants. In addition, the Audit Committee has granted the Chairman of the Audit Committee the power to pre-approve any services that the Committee, as a whole, could approve. None of the fees were approved by the Audit Committee pursuant to the de minimis exception of Reg S-X T Rule 2-01(c)(7)(i)(C).

ADDITIONAL INFORMATION

The entire cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's directors, officers, and other employees by personal interview, telephone, and telegram. The persons making such solicitations will receive no additional compensation for such services. The Company also requests that brokerage houses and other custodians, nominees, and fiduciaries forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and will pay such brokers and other fiduciaries all of their reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

As of the date of this Proxy Material, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to herein. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in accordance with their best judgment.

The Dixie Group, Inc.
Daniel K. Frierson
Chairman of the Board

Dated: March 22, 2012

THE DIXIE GROUP

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - Charles E. Brock	☐	☐
02 - J. Don Brock	☐	☐
03 - Daniel K. Frierson	☐	☐
04 - D. Kennedy Frierson, Jr.	☐	☐
05 - Paul K. Frierson	☐	☐
06 - Walter W. Hubbard	☐	☐
07 - Lowry F. Kline	☐	☐
08 -Hilda S. Murray	☐	☐
09 - John W. Murrey, III	☐	☐

+

Acting upon any other business which may be properly brought before said meeting or any adjournment or adjournments thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Materials and Annual Report to Shareholders furnished therewith. NOTE: Signature should agree with name on stock certificate as printed thereon. When signing in a representative capacity, please give your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 3 5 6 9 7 2 +

01FF2B

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

THE DIXIE GROUP

Proxy — The Dixie Group, Inc.

ANNUAL MEETING OF SHAREHOLDERS
May 1, 2012

The undersigned hereby appoints Daniel K. Frierson, John W. Murrey, III, and J. Don Brock, and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Chattanoogan Hotel, Chattanooga, Tennessee, at 8:00 A.M., Eastern Time, on May 1, 2012, and any adjournment or adjournments thereof, as stated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF: PROPOSAL 1 FOR THE ELECTION OF ALL OF THE BOARD OF DIRECTORS' NOMINEES; PROPOSAL 2 FOR APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE GOALS FOR AWARDS UNDER THE COMPANY'S 2012 -2017 INCENTIVE COMPENSATION PLAN; PROPOSAL 3 FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2012. THE BOARD IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING FOR A VOTE OF SHAREHOLDERS. IF, HOWEVER, OTHER MATTERS ARE PROPERLY PRESENTED, THE PROXIES WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID SELF-ADDRESSED ENVELOPE. THANK YOU.